Exhibit 99.1

NewsRelease

TC PipeLines, LP to Attend 15th Annual Wells Fargo Pipeline, MLP and Utility Symposium

HOUSTON, Texas – December 1, 2016 – TC PipeLines, LP (NYSE: TCP) (the Partnership) will participate at the 15th Annual Wells Fargo Pipeline, MLP and Utility Symposium on Wednesday, December 7, 2016 in New York City. Brandon Anderson, president of TC PipeLines GP, Inc., the Partnership's general partner, will attend and meet with investors during the conference.

A copy of the meeting materials will be available on the morning of December 7, 2016 on the Investor Center section of the Partnership's website at http://www.tcpipelineslp.com/events-and-presentations.html.

TC PipeLines, LP is a Delaware master limited partnership with interests in seven federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Eastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Inquiries:	Mark Cooper/James Millar	403.920.7859
		800.608.7859

Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772
		investor_relations@tcpipelineslp.com